Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

31-0841368

(I.R.S. Employer Identification No.)

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Muriel Shaw

U.S. Bank National Association

1349 West Peachtree Street

Suite 1050

Atlanta, Georgia 30309

(404) 898-8822

(Name, address and telephone number of agent for service)

Windstream Corporation

(exact name of obligor as specified in its charter)

SEE TABLE OF ADDITIONAL OBLIGORS

Delaware	20-0792300
(State or other jurisdiction of incorporation or organization)	(I.RS. Employer Identification No.)

4001 Rodney Parham Road Little Rock, Arkansas	72212-2442
(Address of principal executive offices)	(Zip Code)

8.125% Senior Notes due 2018

Guarantees of 8.125% Senior Notes Due 2018

(Title of the indenture securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter (or

other Governing Document) and Address, Including Zip

Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices*

	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
NuVox, Inc.	Delaware	43-1820855

Gabriel Communications Finance Company	Delaware	43-1861146

Windstream NuVox Arkansas, Inc	Delaware	43-1830185

Windstream NuVox Illinois, Inc.	Delaware	43-1861148

Windstream NuVox Indiana, Inc.	Delaware	43-1861150

Windstream NuVox Kansas, Inc.	Delaware	43-1830186

Windstream NuVox Oklahoma, Inc	Delaware	43-1850572

Windstream Iowa Communications, Inc.	Delaware	27-1635465

Windstream Iowa Comm, Inc.	Iowa	42-1525756

Iowa Telecom Data Services, L.C.	Iowa	74-3083835

IWA Holdings, LLC	Iowa	27-3066942

Iowa Telecom Technologies, L.L.C.	Iowa	47-0937013

Windstream Direct, LLC	Iowa	41-1903994

IWA Services, LLC	Iowa	20-8346096

Windstream Baker Solutions, Inc.	Iowa	39-1875659

Windstream Montezuma, Inc.	Minnesota	42-0422100

Bishop Communications Corporation	Minnesota	41-1462176

Communications Sales and Leasing, Inc.	Minnesota	41-1340032

IWA MN Holdings, LLC	Minnesota	27-2195435

Windstream Lakedale, Inc.	Minnesota	41-0643917

Windstream Lakedale Link, Inc.	Minnesota	41-1815232

Lakedale Communications, LLC	Minnesota	41-1958251

Windstream NorthStar, LLC	Minnesota	27-0297987

Windstream EN-TEL, LLC	Minnesota	41-1928105

Exact Name of Registrant as Specified in its Charter (or

other Governing Document) and Address, Including Zip

Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices*

	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Heart of the Lakes Cable Systems, Inc.	Minnesota	41-1577709

Windstream SHAL, LLC	Minnesota	41-1858078

Windstream SHAL Networks, Inc.	Minnesota	41-1701143

Windstream Leasing, LLC	Delaware	27-2348873

Buffalo Valley Management Services, Inc.	Delaware	54-1619403

Conestoga Enterprises, Inc.	Pennsylvania	23-2565087

Conestoga Management Services, Inc.	Delaware	84-1619408

CT Cellular, Inc.	North Carolina	56-1868838

CT Communications, Inc.	North Carolina	56-1837282

CT Wireless Cable, Inc.	North Carolina	56-1952872

D&E Communications, Inc.	Delaware	27-0147149

D&E Investments, Inc.	Nevada	86-0861452

D&E Management Services, Inc.	Nevada	88-0509645

D&E Networks, Inc.	Pennsylvania	25-1780894

Kerrville Communications Corporation	Delaware	74-2197091

Lexcom Inc.	North Carolina	56-1942135

PCS Licenses, Inc.	Nevada	83-0397829

Texas Windstream, Inc.	Texas	75-0984391

Valor Telecommunications Enterprises Finance Corp.	Delaware	20-2280110

Windstream CTC Internet Services, Inc.	North Carolina	52-2101328

Windstream Holding of the Midwest, Inc.	Nebraska	47-0632436

Windstream Intellectual Property Services, Inc.	Delaware	26-4741090

Windstream Network Services of the Midwest, Inc.	Nebraska	91-1772936

Windstream Sugar Land, Inc.	Texas	74-0672235

Kerrville Cellular, LLC	Texas	74-2513782

Kerrville Mobile Holdings, LLC	Texas	74-3008924

Exact Name of Registrant as Specified in its Charter (or

other Governing Document) and Address, Including Zip

Code, and Telephone Number, Including Area Code, of

Registrant’s Principal Executive Offices*

	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Kerrville Wireless Holdings, LLC	Texas	74-3012850

Oklahoma Windstream, LLC	Oklahoma	73-0630965

Progress Place Realty Holding Company, LLC	North Carolina	27-1255466

Teleview, LLC	Georgia	58-2033040

Valor Telecommunications Enterprises, LLC	Delaware	75-2884398

Valor Telecommunications Enterprises II, LLC	Delaware	75-2950064

Valor Telecommunications Investments, LLC	Delaware	47-0902124

Windstream Alabama, LLC	Alabama	63-0364952

Windstream Arkansas, LLC	Arkansas	71-0400407

Windstream Communications Kerrville, LLC	Texas	74-0724580

Windstream Communications Telecom, LLC	Texas	74-2955898

Windstream Kerrville Long Distance, LLC	Texas	74-2228603

Windstream Lexcom Entertainment, LLC	North Carolina	56-2261861

Windstream Lexcom Long Distance, LLC	North Carolina	56-2261863

Windstream Lexcom Wireless, LLC	North Carolina	56-2261865

Windstream Oklahoma, LLC	Delaware	71-0406211

Windstream South Carolina, LLC	South Carolina	57-0140680

Windstream Supply, LLC	Ohio	31-4359937

Wireless One of North Carolina, LLC	Delaware	56-1952876

Southwest Enhanced Network Services, LP	Delaware	75-2885419

Valor Telecommunications of Texas, LLC d/b/a Windstream Communications Southwest	Delaware	52-2194219

Windstream Southwest Long Distance, LP	Delaware	75-2884847

*	The principal executive offices of, and the agent for service for, each additional registrant is c/o John P. Fletcher, Esq., Executive Vice President and General Counsel, 4001 Rodney Parham Road, Little Rock, Arkansas 72212-2442, (501) 748-7000.

Item 1.	General information.

Furnish the following information as to the trustee-

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

Federal Deposit Insurance Company

Washington, D.C.

The Board of Governors of the Federal Reserve System

Washington, D.C.

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 3.-14.	Items 3 – 14 are not applicable because, to the best of the knowledge of U.S. Bank National Association (the “Trustee”), the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 15.	Item 15 is not applicable because the Trustee is not a foreign trustee.

Item 16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; provided that exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of the Trustee as now in effect. (Exhibit 25.1 to Amendment No. 2 to Form S-4, Registration Number 333-128217, filed by Revlon Consumer Products Corp.)

2.	A copy of the certificate of authority of the Trustee to commence business is contained in the articles of association referred to in Paragraph 1 above.

3.	A copy of the authorization of the Trustee to exercise corporate trust powers. (Exhibit 25.1 to Form S-3ASR, Registration Number 333-155592, filed by ONEOK, Inc.)

4.	A copy of the existing by-laws of the Trustee as now in effect. (Exhibit 4 to Exhibit 25.1 to Form S-3, Registration Number 333-160020, filed by The Phoenix Companies, Inc.)

5.	A copy of each indenture referred to in Item 4, if the obligor is in default.

Not Applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on June 30, 2010, attached as Exhibit 7.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta, State of Georgia, on the 29th day of September, 2010.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw
Assistant Vice President

Exhibit 6

CONSENT OF TRUSTEE

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: September 29, 2010

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Muriel Shaw
Muriel Shaw
Assistant Vice President

Exhibit 7

REPORT OF CONDITION

(ATTACHED)

U.S. Bank National Association

Statement of Financial Condition

EXHIBIT 7

AS OF 6/30/2010

(000’s)

6/30/2010
ASSETS
Cash and balances due from depository institutions	5,021,509
Securities	46,751,442
Federal funds sold and securities purchased under agreements to resell	4,344,927
Loans and lease financing receivables	182,237,162
Trading assets	1,415,269
Premises and fixed assets (including capitalized leases)	2,231,636
Other real estate owned	1,729,810
Investments in unconsolidated subsidiaries and associated companies	63,797
Intangible assets	13,006,313
Other assets	21,662,778

Total assets	278,464,643

LIABILITIES
Deposits	191,033,345
Federal funds purchased and securities sold under agreements to repurchase	11,079,681
Trading liabilities	437,280
Other borrowed money	32,340,366
Subordinated notes and debentures	8,129,967
Other liabilities	7,450,842

Total liabilities	250,471,481

EQUITY CAPITAL
Common stock	18,200
Surplus	12,636,872
Retained earnings	13,633,536
Noncontrolling (minority) interests in consolidated subsidiaries	1,704,554

Total equity capital	27,993,162

Total liabilities and equity capital	278,464,643